EXHIBIT 23.1
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Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use of our audit report dated September 16, 2005, on the financial statements of Pacific Biometrics, Inc., for the filing with and attachment to the Form 10-KSB for the year ending June 30, 2005, and for incorporation by referral in the Registration Statement of Pacific Biometrics, Inc. on Form S-8 (File Nos. 333-23497 and 333-109795).


/s/ Williams & Webster, P.S.
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Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington
September 28, 2005